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                                                                    Exhibit 12.1

                        BIG FLOWER PRESS HOLDINGS, INC.

 COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
                                   DIVIDENDS
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
                                                                              BIG FLOWER PRESS
                                               ------------------------------------------------------------------------------
                                               NINE MONTHS   NINE MONTHS                             SIX MONTHS
                                                  ENDED         ENDED      YEAR ENDED   YEAR ENDED      ENDED     YEAR ENDED
                                                 9/30/98       9/30/97      12/31/97     12/31/96     12/31/95      6/30/95
                                               ------------  ------------  -----------  -----------  -----------  -----------
                                                                           (DOLLARS IN THOUSANDS)
FIXED CHARGES AND PREFERRED DIVIDENDS:
Interest expense.............................   $   41,502    $   29,309    $  40,380    $  34,965    $  18,970    $  37,452
Amortization of deferred financing costs.....        1,252         1,277        1,660        3,002        1,700        3,437
Capitalized interest.........................        1,098           500        1,463          168       --              295
Interest component of rent expense...........       11,885         8,674       11,169       10,897        5,694        9,414
Preferred dividends of a subsidiary..........       --            --           --           --            1,068        2,444
                                               ------------  ------------  -----------  -----------  -----------  -----------
Total fixed charges and preferred
  dividends..................................       55,737        39,760       54,672       49,032       27,432       53,042
Less: Capitalized interest...................        1,098           500        1,463          168       --              295
                                               ------------  ------------  -----------  -----------  -----------  -----------
Adjusted fixed charges and preferred
  dividends..................................   $   54,639    $   39,260    $  53,209    $  48,864    $  27,432    $  52,747
                                               ------------  ------------  -----------  -----------  -----------  -----------
                                               ------------  ------------  -----------  -----------  -----------  -----------
EARNINGS:
Income (loss) before income taxes and
  extraordinary item.........................   $   45,073    $   23,595    $ (10,330)   $   4,998    $  12,694    $   5,268
Adjusted fixed charges and preferred
  dividends..................................       54,639        39,260       53,209       48,864       27,432       52,747
                                               ------------  ------------  -----------  -----------  -----------  -----------
Adjusted earnings............................   $   99,712    $   62,855    $  42,879    $  53,862    $  40,126    $  58,015
                                               ------------  ------------  -----------  -----------  -----------  -----------
                                               ------------  ------------  -----------  -----------  -----------  -----------
Ratio of earnings to combined fixed charges
  and preferred dividends....................          1.8           1.6          0.8          1.1          1.5          1.1
                                               ------------  ------------  -----------  -----------  -----------  -----------
                                               ------------  ------------  -----------  -----------  -----------  -----------

                                                              PREDECESSOR TC
                                                               ADVERTISING
                                                          ----------------------
                                               323 DAYS    42 DAYS
                                                 ENDED      ENDED    YEAR ENDED
                                                6/30/94    8/11/93     6/30/93
                                               ---------  ---------  -----------

FIXED CHARGES AND PREFERRED DIVIDENDS:
Interest expense.............................  $  19,735  $     578   $   6,792
Amortization of deferred financing costs.....      1,936        126       2,435
Capitalized interest.........................        260     --             150
Interest component of rent expense...........      5,138        756       5,648
Preferred dividends of a subsidiary..........      1,913     --          --
                                               ---------  ---------  -----------
Total fixed charges and preferred
  dividends..................................     28,982      1,460      15,025
Less: Capitalized interest...................        260     --             150
                                               ---------  ---------  -----------
Adjusted fixed charges and preferred
  dividends..................................  $  28,722  $   1,460   $  14,875
                                               ---------  ---------  -----------
                                               ---------  ---------  -----------
EARNINGS:
Income (loss) before income taxes and
  extraordinary item.........................  $    (549) $    (228)  $  10,204
Adjusted fixed charges and preferred
  dividends..................................     28,722      1,460      14,875
                                               ---------  ---------  -----------
Adjusted earnings............................  $  28,173  $   1,232   $  25,079
                                               ---------  ---------  -----------
                                               ---------  ---------  -----------
Ratio of earnings to combined fixed charges
  and preferred dividends....................        1.0        0.8         1.7
                                               ---------  ---------  -----------
                                               ---------  ---------  -----------
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